SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                        ________________

                          FORM S-8
                 REGISTRATION STATEMENT UNDER
                  THE SECURITIES ACT OF 1933
                        ________________

                   VIAVID BROADCASTING, INC.
               --------------------------------
    (Exact Name of Registrant as Specified in Its Chapter)

Nevada                         98-020-6168
------                         ------------
(State of Incorporation)       (I.R.S.
                               Employer Identification No.)

                 3955 Graveley Street
        Burnaby, British Columbia, Canada V5C 3T4
        -----------------------------------------
         (Address of Principal Executive Offices)

                 1999 STOCK OPTION PLAN
                ------------------------
                (Full Title of the Plan)

                Brian Kathler, President
                Viavid Broadcasting, Inc.
                  3955 Graveley Street
          Burnaby, British Columbia, Canada V5C 3T4
          -----------------------------------------
           (Name and Address of Agent for Service)

                     (604) 669-0047
                     --------------
 (Telephone Number including Area Code of Agent for Service)
                    ________________

            CALCULATION OF REGISTRATION FEE

=====================================================================
Title of         Amount      Proposed      Proposed       Amount
Securities       to be       Maximum       Maximum        of
to be            Regis-      Offering      Aggregate      Regis-
Registered       tered       Price Per     Offering       tration
                 (1),(2)     Share(3)      Price(4)       fee
---------------------------------------------------------------------
Common Stock     950,000      $1.00       $950,000        $264
$0.001 par       Shares
value
=====================================================================

(1)	This Registration Statement shall also cover any additional
shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)	Includes 950,000 shares of Common Stock issuable under the
1999 Stock Option Plan.

(3)	The Proposed Maximum Offering Price Per Share calculated
pursuant to Rule 457(h) of the Securities Act of 1933 is equal to the weighted average exercise price of the outstanding
options to purchase 950,000 shares which have been granted
pursuant to the 1999 Stock Option Plan.   All outstanding
options are at an exercise price of $1.00 per share.

(4)	The Proposed Aggregate Maximum Offering Price is based on the
Proposed Maximum Offering Price per Share and the total number of shares of Common Stock to be registered. The Proposed
Maximum Aggregate Offering Price is estimated solely for the purposes of calculating the registration fee pursuant to Rule
457(h)(l) under Securities Act of 1933.
	               ________________
	                  Copies to:
                      Cane & Company, LLC
                       Michael A. Cane
             Suite 1200, 101 Convention Center Drive
                   Las Vegas, Nevada  89109
                       (702) 312-6255

                            PART I



         INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


Item 1.	Plan Information.*


Item 2.	Registrant Information and Employee Plan Annual
Information.*

*	Information required by Part I to be contained in Section
10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.


                           PART II

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Viavid Broadcasting, Inc. (the
"Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(1)	The Company's Form 10-SB Registration Statement, as
amended, filed with the Securities and Exchange
Commission pursuant to Section 12(b) of the Securities
Exchange Act of 1934 (the "Exchange Act") originally on
June 29, 1999 and, as amended, on October 6, 1999;

(2)	The Company's Quarterly Report on Form 10-QSB for the
quarter ended September 30, 1999 filed with the Securities and Exchange Commission on November 15, 1999;

(3)	All other reports filed by the Company pursuant to
Sections 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Company's Form 10-SB Registration
Statement referred to in (a) above;

(4)	The description of the Company's Common Stock which is
contained in the Form 10-SB Registration Statement, referred to in (a) above, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.


Item 4.	Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act of 1934.


Item 5.	Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of it or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, Independent Counsel, has provided an opinion on the validity of the Company's common stock.


Item 6.	Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes (the "NRS") and the Bylaws of the Company.

Under the NRS, director immunity from liability to a Company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a Company's Articles of Incorporation (which is not the case with the Company's Articles of Incorporation). Excepted from that immunity are: (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director has a material conflict of interest; (ii) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful); (iii) a transaction from which the director derived an improper personal profit; and (iv) willful misconduct.

The By-laws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the By-laws.

The By-laws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the By-laws of the Company or otherwise.

The By-laws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or
(ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.


Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit
Number		Description of Document
----------	-----------------------------------------------
4.1	        1999 Stock Option Plan

5.1	        Opinion of Cane & Company, LLC regarding validity
                of securities and consent to use.

24.1	        Power of Attorney (included on the signature page
                of this Registration Statement).


Item 9.	Undertakings.

(1)	The Company hereby undertakes:

(a)	To file, during any period in which offers or sales
        are being made, a post-effective amendment to this registration;

        (1)	To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

        (2)	To reflect in the prospectus any facts or
                events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (3)	To include any material information with
                respect to the plan of distribution not
                previously disclosed in the Registration
                Statement or any material change to such information in the Registration Statement;

Provided however, that that paragraphs (a) (1) and
(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section
15(d) of the Exchange Act that are incorporated by reference herein.

(b)	That, for the purpose of determining any liability
        under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of post-
        effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)	The Company hereby undertakes that, for purposes of
determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4)	The Company hereby undertakes to deliver or cause to be
delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article
3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company, Viavid Broadcasting, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, on this 15th day of December, 1999.


VIAVID BROADCASTING, INC.


By: 	/s/ Brian Kathler
        _________________________
       	Brian Kathler, President


                   POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian Kathler, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection with therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature	      Title 			   Date
---------           -----------------              -----

                    President & Director
/s/ BRIAN KATHLER   (Principal Executive Officer)  December 15,1999
------------------
BRIAN KATHLER

                    Secretary & Treasurer
/s/ CHERYL WATKINS  (Principal Accounting Officer) December 15,1999
------------------
CHERYL WATKINS

/s/ PAUL WATKINS    Director			   December 15,1999
------------------
PAUL WATKINS

/s/ ROBERT GAMON    Director			   December 15,1999
------------------
ROBERT GAMON


/s/ DAVID FORMOSA   Director			   December 15,1999
------------------
DAVID FORMOSA